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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-82676, 33-82194, 33-95248, 333-65063 and 333-36206) of FLIR
Systems, Inc. of our report dated February 19, 1999, with respect to the consolidated financial statements and schedule of Inframetrics, Inc. included (not presented separately) in the Annual Report (Form 10-K) of FLIR Systems, Inc. for the year ended December 31, 2000.



                                           /s/ Ernst & Young


Boston, Massachusetts
April 27, 2001